UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

_______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
________________	_____________________________	____________________
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, NC 27560-8417 (Address of principal executive offices)

(919) 379-4300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

ITEM 7.01	Regulation FD Disclosure.

On September 27, 2006 Alliance One International AG (“AOI AG”), one of Alliance One International, Inc’s (“AOI” or the “Company”) wholly owned subsidiaries, entered into a trade accounts receivable (“Receivables”) securitization transaction that matures September 25, 2009.  The Company has determined that the securitization meets the sales criteria under FASB Statement 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (SFAS No. 140).  Under the terms of the transaction AOI AG will sell from time to time, on a non-recourse basis, Receivables from customers who are domiciled in non-OECD (Organization for Economic Co-operation and Development) countries to a bankruptcy remote limited liability company (“LLC”). The LLC in turn is funded through loans from a bank-sponsored commercial paper conduit, which has committed up to $55 million in funding at any time. The AOI AG Receivables sold and the related commercial paper borrowings will not be recorded on AOI’s consolidated balance sheet.  AOI AG will receive cash and deferred payments and will continue to service the Receivables.  The proceeds from the sale of the Receivables will be used for general corporate purposes, including the repayment of outstanding indebtedness.

Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 28, 2006	Alliance One International, Inc.
(Registrant)

/s/ Thomas G. Reynolds
Thomas G. Reynolds
Vice President – Controller
(Chief Accounting Officer)

-3-